UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2019

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (Commission    (IRS Employer

jurisdiction        File Number)   Identification No.)

of incorporation)

Main and Franklin Streets, Johnstown, PA  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC
8.45% Beneficial Unsecured Securities, Series A (AmeriServ Financial Capital Trust I)	ASRVP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced third quarter 2019 results through September 30, 2019.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  Press release dated October 15, 2019, announcing third quarter 2019 earnings through September 30, 2019.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: October 15, 2019

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2019

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported third quarter 2019 net income of $1,689,000, or $0.10 per diluted common share.  This earnings performance represented a $640,000, or 27.5%, decrease from the third quarter of 2018 when net income totaled $2,329,000, or $0.13 per diluted common share.  Note that the Company’s third quarter 2018 earnings were favorably impacted by a $264,000 income tax benefit that is discussed later in this release.  For the nine-month period ended September 30, 2019, the Company reported net income of $5,359,000, or $0.31 per diluted common share.  This represents a 3.1% decrease in earnings per share when compared to the first nine months of 2018 when net income totaled $5,840,000, or $0.32 per diluted common share.  The following table highlights the Company’s financial performance for both the three and nine month periods ended September 30, 2019 and 2018:

	Third Quarter 2019	Third Quarter 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018

Net income	$1,689,000	$2,329,000	$5,359,000	$5,840,000
Diluted earnings per share	$ 0.10	$ 0.13	$ 0.31	$ 0.32

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2019 financial results: "AmeriServ Financial Inc. was able to return 85% of third quarter 2019 earnings to our shareholders through accretive common stock buybacks and an increased cash dividend.  This strategic focus on active capital management continues to favorably impact both earnings per share and tangible book value(1) per share.  Additionally, we have also achieved solid deposit growth this year due, in part, to the success of our financial banking center in Hagerstown, Maryland that was opened in December 2018.”

The Company's net interest income in the third quarter of 2019 decreased by $345,000, or 3.8%, from the prior year's third quarter and, for the first nine months of 2019, decreased by $233,000, or 0.9%, when compared to the first nine months of 2018.  The Company’s net interest margin of 3.18% for the third quarter of 2019 and 3.24% for the nine-month timeframe was 13 basis points lower than the third quarter of 2018 and 5 basis points lower than the nine-month period of 2018.  The decrease in net interest income in 2019 is the result of net interest margin compression caused by a combination of the lower interest rates that exist in the economy and a decrease in the balance of total average loans.  Overall, the U.S. Treasury Yield Curve has shifted downward, flattened and became inverted in certain segments, particularly in the third quarter of 2019.  Slightly offsetting these unfavorable items was an increase in the average balance of total investment securities in both time periods as well as a favorable shift experienced in the mix of total average interest bearing liabilities as total interest bearing deposits increased and resulted in less reliance on higher cost borrowings to fund interest earning assets.

Total loans averaged $875 million in the first nine months of 2019 which is $10.0 million, or 1.1%, lower than the $885 million average for the first nine months of 2018.  The lower balance of total average loans reflects the high level of loan payoffs received during the fourth quarter of 2018 and, again, during the third quarter of 2019 which exceeded the level of new loan originations during both time periods.  In 2019, after a first quarter in which total average loans remained relatively consistent, loan growth returned during the second quarter as loan originations exceeded loan payoffs.  However, during the third quarter, although loan pipelines remained strong, loan originations began to slow and trailed loan payoffs resulting in the 2019 third quarter average total loan portfolio balance falling short of the 2018 third quarter average balance.  The decrease between years occurred primarily in the commercial real estate and commercial & industrial loan portfolios as potential new loan customers delayed their decision to obtain loans given the Federal Reserve’s action to decrease interest rates late in July and September 2019 and the sentiment in national credit markets that additional interest rate reductions may occur this year.  Even though loan balances are lower for both time periods in 2019, loan interest income increased by $1.6 million, or 5.2%, between the first nine months of 2019 and last year’s first nine months.  The higher loan interest income primarily reflects the Federal Reserve increasing the target federal funds interest rate in 2018.  This resulted in new loans originating at higher yields throughout 2018 and during the first half of 2019 and also caused the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices moved up with the federal funds rate 2018 increases.  Also, included in this increase was a higher level of loan fee income by $65,000, due primarily to prepayment fees collected on certain early loan pay-offs.

Total investment securities averaged $197 million in the first nine months of 2019 which is $15.2 million, or 8.4%, higher than the $182 million average for the first nine months of 2018.  The growth in the investment securities portfolio occurred primarily during 2018 and is the result of management taking advantage of the rising interest rate environment experienced during 2018 which provided an attractive market for additional security purchases.  Purchases primarily focused on federal agency mortgage backed securities due to the ongoing cash flow that these securities provide.  Also, management continued its portfolio diversification strategy through purchases of high quality corporate and taxable municipal securities.  Investment security purchase activity slowed significantly during the second and third quarters of 2019 as the interest rate market was less favorable.  Interest income on investments increased between the third quarter of 2019 and the third quarter of 2018 by $154,000, or 10.0%, and increased in the first nine months of 2019 from the first nine months of 2018 by $794,000, or 18.0%.  Overall, total interest income increased by $2.4 million, or 6.8%, between years.

Total interest expense for the first nine months of 2019 increased by $2.6 million, or 31.8%, when compared to 2018, due to higher levels of both deposit and borrowing interest expense.  Deposit interest expense in 2019 was higher by $2.6 million, or 43.5%, for the first nine months of the year which reflects the higher level of total average interest bearing deposits and certain indexed money market accounts repricing upward due to the impact of the Federal Reserve increasing interest rates during 2018.  The Company did begin to experience deposit pricing relief to a small degree during the third quarter of 2019 because of the Federal Reserve easing interest rates late in July and September 2019.  However, the Company continues to experience competitive market pressure to retain existing deposit customers and attract new customer deposits.  Customer product preference changed as well in 2019 resulting in movement of funds from non-interest bearing demand deposit accounts and lower yielding money market accounts into higher yielding certificates of deposits.  Overall, total deposits continued to grow for a fifth consecutive quarter and averaged $978 million for the first nine months of 2019, which was $20.6 million, or 2.1%, higher than the 2018 nine-month average.  The Company's loan to deposit ratio averaged 89.4% in the third quarter of 2019, which we believe indicates that the Company has ample capacity to grow its loan portfolio.

Even though total average borrowings decreased between years, the Company experienced a $52,000, or 2.2%, increase in the interest cost for borrowings in the first nine months of 2019 due to the impact that the 2018 increases in the federal funds rate had on the cost of overnight borrowed funds and the replacement of matured FHLB term advances.  Also, due to a new accounting pronouncement that became effective January 1, 2019, the Company recognized additional interest expense on its financing property leases.  However, and specific to the third quarter of 2019, the total average term advance borrowings balance increased by approximately $12.0 million, or 27.3%, when compared to the third quarter of 2018.  This increase is due to the inversion demonstrated by the U.S. Treasury Yield Curve in 2019 and resulted in certain term advances costing less than overnight borrowed funds.  As a result of this and the Federal Reserve decreasing the federal funds rate late in July and, to a lesser extent, the middle of September, the interest cost of borrowings decreased in the third quarter of 2019 by $102,000, or 11.6%, when compared to the third quarter of 2018.  Overall, the 2019 nine-month average of FHLB borrowed funds was $65.1 million, which represented a decrease of $14.1 million, or 17.8%, due to the increase in total average deposits.

The Company did record a $225,000 provision for loan losses in the third quarter of 2019 as compared to a zero provision in the third quarter of 2018.  For the first nine months of 2019, the Company recorded a $175,000 provision recovery for loan losses compared to a $100,000 provision expense recorded in first nine months of 2018.  The third quarter 2019 provision expense follows the first two quarters of 2019 in which a provision recovery and no provision expense was recognized.  The recognition of a $225,000 provision expense in the third quarter primarily reflects an increase in criticized loan totals.  For the nine months of 2019, the $175,000 provision recovery reflects our overall strong asset quality, limited loan growth, and low level of net loan charge-offs.  Specifically, the Company experienced net loan charge-offs of only $152,000, or 0.02% of total loans, in the first nine months of 2019 compared to net loan charge-offs of $875,000, or 0.13% of total loans, in the first nine months of 2018.  Overall, nonperforming assets totaled $2.0 million, or only 0.22% of total loans, at September 30, 2019.  In summary, the allowance for loan losses provided 426% coverage of non-performing assets, and 0.95% of total loans, at September 30, 2019, compared to 629% coverage of non-performing assets, and 1.00% of total loans, at December 31, 2018.

Total non-interest income in the third quarter of 2019 increased by $509,000, or 14.2%, from the prior year's third quarter, and increased for the nine months by $455,000, or 4.2%.  For the third quarter, net realized gains on loans held for sale increased by $229,000, primarily due to the sale of the guaranteed portion of a Small Business Administration loan that resulted in a $197,000 gain.  The remainder of the net gain was due to increased residential mortgage loan sales in the secondary market as the lower interest rate environment in the third quarter of 2019 has resulted in a greater level of residential mortgage loan production.  Likewise, the increased residential mortgage loan production resulted in the associated level of mortgage fee income improving by $43,000.  Other income increased by $86,000, or 16.0%, due to a higher level of letter of credit fees and increased revenue from check supply sales due to a favorable vendor contract renegotiation.  Wealth management fees increased by $72,000, or 3.1%, as the Company benefitted from a continuing increase in market values for assets under management.  The Company did recognize an $88,000 investment security sale gain in the third quarter of 2019 as the opportunity existed to capture gains on certain securities that demonstrated higher than typical market appreciation in this low interest rate environment.  For the nine-month period, similar comparisons for the same line items resulted in the favorable variance when comparing 2019 to 2018.  Favorable comparisons included net realized gains on loans held for sale by $181,000, or 46.1%, other income by $71,000, or 4.0%, and mortgage related fees by $53,000, or 32.1%.  Additionally, the Company recognized a net investment security sale gain of $118,000 through nine months of 2019 compared to a $148,000 net loss in 2018 after the Company sold a portion of low balance, low yielding securities at a loss in 2018 to reposition the investment portfolio for stronger future returns.  These favorable items more than offset a $118,000 or 11.1% decrease in service charges on deposit accounts due to reduced overdraft fees.

The Company's total non-interest expense in the third quarter of 2019 increased by $407,000, or 4.0%, when compared to the third quarter of 2018, and increased in the first nine months of 2019 by $753,000, or 2.5%, when compared to 2018.  The increase in the third quarter of 2019 was due to a higher level of salaries & benefits expense by $509,000, or 8.8%, and a greater level of other expense by $71,000, or 3.7%.   These increases more than offset a reduction to FDIC deposit insurance expense by $140,000, or 100.0% and professional fees by $45,000, or 3.4%.  Within salaries & benefits, higher salaries expense was due to annual merit increases, the addition of several employees to address management succession planning, four additional employees at our new financial banking center in Hagerstown, Maryland, and higher health care costs. The increase to other expense reflects our increased investment in technology as evidenced by higher website costs and additional telecommunications expense.  The Company did not recognize FDIC deposit insurance expense in the third quarter of 2019.  As part of the application of the Small Bank Assessment Credit regulation, the FDIC awarded community banks under $10 billion an assessment credit because the banking industry reserve ratio exceeded its 1.38% target.  For the first nine months of 2019, salaries & benefits expense is $847,000, or 4.7%, higher for similar reasons as the quarterly variance.  Other expenses are higher by $325,000, or 6.3%, also for similar reasons as the quarterly variance in addition to a higher level of funding for the unfunded commitment reserve by $107,000 due to increased loan approvals in 2019.  Slightly offsetting these unfavorable comparisons are lower FDIC deposit insurance expense by $297,000, or 65.0%, and lower professional fees by $112,000, or 3.0%, due to lower legal fees and other professional fees.

The Company recorded an income tax expense of $442,000, or an effective tax rate of 20.7%, in the third quarter of 2019.  This compares to an income tax expense of $270,000, or an effective tax rate of 10.4%, for the third quarter of 2018.  The lower effective tax rate and income tax expense in the third quarter of 2018 reflected the benefits of corporate tax reform as a result of the enactment of the “Tax Cuts and Jobs Act” which allowed the Company to contribute additional funds to our pension plan in 2018 in order to achieve a greater income tax benefit.  The tax benefit of this additional pension contribution favorably reduced income tax expense by $264,000 in the third quarter of 2018.   Similarly, for the first nine months of 2019, the Company recorded income tax expense of $1,403,000, or an effective tax rate of 20.7%, compared to income tax expense of $1,178,000 in 2018, or an effective tax rate of 16.8%.

The Company had total assets of $1.17 billion, shareholders' equity of $102.5 million, a book value of $5.98 per common share and a tangible book value(1) of $5.28 per common share at September 30, 2019.  In accordance with the common stock buyback program announced on April 16, 2019, the Company returned an additional $1.7 million of capital to its shareholders through the repurchase of 399,195 shares of its common stock in the second and third quarters of 2019.  Overall in 2019, this latest common stock buyback program, combined with the first quarter completion of the previously authorized common stock buyback program, resulted in the Company returning $2.2 million to its shareholders through the repurchase of 511,506 shares of its common stock in the first nine months of 2019.  When including the increased cash dividend payments on our common stock, total capital returned to our shareholders exceeded 63% of net income for the first nine months of 2019.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission. Actual results may differ materially.

(1)

Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2019

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2019

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,878	$1,792	$1,689	$5,359

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.66%	0.61%	0.57%	0.61%
Return on average equity	7.84	7.24	6.60	7.21
Net interest margin	3.24	3.30	3.18	3.24
Net charge-offs (recoveries) as a percentage of average loans	0.08	0.00	(0.01)	0.02
Loan loss provision (credit) as a percentage of average loans	(0.19)	0.00	0.10	(0.03)
Efficiency ratio	83.90	82.18	81.65	82.55

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.10	$0.10	$0.31
Average number of common shares outstanding	17,578	17,476	17,278	17,443
Diluted	0.11	0.10	0.10	0.31
Average number of common shares outstanding	17,664	17,560	17,360	17,524
Cash dividends paid per share	$0.020	$0.025	$0.025	$0.070

2018

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,767	$1,744	$2,329	$5,840

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.62%	0.60%	0.79%	0.67%
Return on average equity	7.55	7.30	9.54	8.14
Net interest margin	3.29	3.28	3.31	3.29
Net charge-offs (recoveries) as a percentage of average loans	0.15	0.21	0.04	0.13
Loan loss provision (credit) as a percentage of average loans	0.02	0.02	0.00	0.02
Efficiency ratio	81.61	82.04	79.50	81.04

EARNINGS PER COMMON SHARE:
Basic	$0.10	$0.10	$0.13	$0.32
Average number of common shares outstanding	18,079	18,038	17,924	18,013
Diluted	0.10	0.10	0.13	0.32
Average number of common shares outstanding	18,181	18,140	18,036	18,117
Cash dividends paid per share	$0.015	$0.020	$0.020	$0.055

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2019

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,167,682	$1,190,583	$1,171,426
Short-term investments/overnight funds	7,996	6,532	6,039
Investment securities	194,553	191,168	182,699
Loans and loans held for sale	863,134	890,081	875,082
Allowance for loan losses	8,107	8,102	8,345
Goodwill	11,944	11,944	11,944
Deposits	957,779	968,480	969,989
FHLB borrowings	79,483	88,314	66,905
Subordinated debt, net	7,493	7,499	7,505
Shareholders’ equity	99,061	101,476	102,460
Non-performing assets	1,168	1,681	1,957
Tangible common equity ratio (B)	7.54%	7.60%	7.81%
Total capital (to risk weighted assets) ratio	13.37	13.14	13.33
PER COMMON SHARE:
Book value	$5.65	$5.84	$5.98
Tangible book value (B)	4.97	5.15	5.28
Market value	4.02	4.15	4.14
Wealth management assets – fair market value (A)	$2,229,860	$2,288,576	$2,142,513

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	309	309	308
Branch locations	16	16	16
Common shares outstanding	17,540,676	17,384,355	17,146,714

2018

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,151,160	$1,180,510	$1,168,806	$1,160,680
Short-term investments/overnight funds	7,796	8,050	7,428	6,924
Investment securities	171,053	174,771	177,426	187,491
Loans and loans held for sale	875,716	895,162	884,374	863,129
Allowance for loan losses	9,932	9,521	9,439	8,671
Goodwill	11,944	11,944	11,944	11,944
Deposits	944,206	928,176	944,213	949,171
FHLB borrowings	82,864	126,901	103,799	87,750
Subordinated debt, net	7,470	7,476	7,482	7,488
Shareholders’ equity	95,810	96,883	97,179	97,977
Non-performing assets	2,157	1,160	1,067	1,378
Tangible common equity ratio (B)	7.36%	7.27%	7.37%	7.49%
Total capital (to risk weighted assets) ratio	13.45	13.01	13.13	13.53
PER COMMON SHARE:
Book value	$5.31	$5.37	$5.47	$5.56
Tangible book value (B)	4.65	4.71	4.80	4.88
Market value	4.00	4.10	4.30	4.03
Wealth management assets – fair market value (A)	$2,175,538	$2,201,565	$2,258,108	$2,106,172

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	295	296	303
Branch locations	15	15	15	16
Common shares outstanding	18,033,401	18,044,692	17,767,313	17,619,303

NOTES:

(A)

Not recognized on the consolidated balance sheets.

(B)

Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2019

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$10,418	$10,994	$10,737	$32,149
Interest on investments	1,746	1,771	1,696	5,213
Total Interest Income	12,164	12,765	12,433	37,362

INTEREST EXPENSE
Deposits	2,730	2,867	2,895	8,492
All borrowings	777	837	774	2,388
Total Interest Expense	3,507	3,704	3,669	10,880

NET INTEREST INCOME	8,657	9,061	8,764	26,482
Provision (credit) for loan losses	(400)	0	225	(175)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	9,057	9,061	8,539	26,657

NON-INTEREST INCOME
Wealth management fees	2,396	2,419	2,431	7,246
Service charges on deposit accounts	310	317	321	948
Net realized gains on loans held for sale	62	107	405	574
Mortgage related fees	44	77	97	218
Net realized gains (losses) on investment securities	0	30	88	118
Bank owned life insurance	128	129	131	388
Other income	665	578	622	1,865
Total Non-Interest Income	3,605	3,657	4,095	11,357

NON-INTEREST EXPENSE
Salaries and employee benefits	6,301	6,348	6,324	18,973
Net occupancy expense	658	622	599	1,879
Equipment expense	361	387	333	1,081
Professional fees	1,120	1,249	1,276	3,645
FDIC deposit insurance expense	80	80	0	160
Other expenses	1,773	1,770	1,971	5,514
Total Non-Interest Expense	10,293	10,456	10,503	31,252

PRETAX INCOME	2,369	2,262	2,131	6,762
Income tax expense	491	470	442	1,403
NET INCOME	$1,878	$1,792	$1,689	$5,359

2018

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$9,818	$10,125	$10,607	$30,550
Interest on investments	1,399	1,478	1,542	4,419
Total Interest Income	11,217	11,603	12,149	34,969

INTEREST EXPENSE
Deposits	1,781	1,973	2,164	5,918
All borrowings	688	772	876	2,336
Total Interest Expense	2,469	2,745	3,040	8,254

NET INTEREST INCOME	8,748	8,858	9,109	26,715
Provision (credit) for loan losses	50	50	0	100
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,698	8,808	9,109	26,615

NON-INTEREST INCOME
Wealth management fees	2,426	2,447	2,359	7,232
Service charges on deposit accounts	383	357	326	1,066
Net realized gains on loans held for sale	98	119	176	393
Mortgage related fees	39	72	54	165
Net realized gains (losses) on investment securities	(148)	0	0	(148)
Bank owned life insurance	132	133	135	400
Other income	705	553	536	1,794
Total Non-Interest Income	3,635	3,681	3,586	10,902

NON-INTEREST EXPENSE
Salaries and employee benefits	6,093	6,218	5,815	18,126
Net occupancy expense	670	611	585	1,866
Equipment expense	391	378	335	1,104
Professional fees	1,184	1,252	1,321	3,757
FDIC deposit insurance expense	162	155	140	457
Other expenses	1,611	1,678	1,900	5,189
Total Non-Interest Expense	10,111	10,292	10,096	30,499

PRETAX INCOME	2,222	2,197	2,599	7,018
Income tax expense	455	453	270	1,178
NET INCOME	$1,767	$1,744	$2,329	$5,840

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

2019

2018

	3QTR	NINE MONTHS	3QTR	NINE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$880,320	$874,601	$889,702	$884,620
Short-term investment in money market funds	11,150	8,245	6,634	6,804
Deposits with banks	1,018	1,019	1,023	1,024
Total investment securities	192,467	196,797	185,131	181,628
Total interest earning assets	1,084,955	1,080,662	1,082,490	1,074,076

Non-interest earning assets:
Cash and due from banks	19,803	20,356	24,078	22,598
Premises and equipment	18,881	17,663	12,283	12,417
Other assets	65,545	63,628	61,860	62,215
Allowance for loan losses	(8,247)	(8,366)	(9,636)	(9,974)

Total assets	$1,180,937	$1,173,943	$1,171,075	$1,161,332

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$174,452	$169,125	$130,782	$131,062
Savings	97,281	97,672	98,763	98,445
Money market	231,024	235,936	251,000	251,215
Other time	330,878	323,116	301,126	296,717
Total interest bearing deposits	833,635	825,849	781,671	777,439
Borrowings:
Federal funds purchased and other short-term borrowings	6,053	13,944	46,898	34,297
Advances from Federal Home Loan Bank	55,781	51,112	43,816	44,884
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Lease liabilities	4,122	3,238	0	0
Total interest bearing liabilities	920,326	914,878	893,120	877,355

Non-interest bearing liabilities:
Demand deposits	151,096	152,197	174,632	180,056
Other liabilities	7,949	7,501	6,455	8,033
Shareholders’ equity	101,566	99,367	96,868	95,888
Total liabilities and shareholders’ equity	$1,180,937	$1,173,943	$1,171,075	$1,161,332

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TANGIBLE COMMON EQUITY RATIO AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are "tangible common equity ratio" and "tangible book value per share."  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

2019

	1QTR	2QTR	3QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$99,061	$101,476	$102,460
Less: Goodwill	11,944	11,944	11,944
Tangible common equity	87,117	89,532	90,516

TANGIBLE ASSETS
Total assets	1,167,682	1,190,583	1,171,426
Less: Goodwill	11,944	11,944	11,944
Tangible assets	1,155,738	1,178,639	1,159,482

Tangible common equity ratio	7.54%	7.60%	7.81%

Total shares outstanding	17,540,676	17,384,355	17,146,714

Tangible book value per share	$4.97	$5.15	$5.28

2018

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$95,810	$96,883	$97,179	$97,977
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible common equity	83,866	84,939	85,235	86,033

TANGIBLE ASSETS
Total assets	1,151,160	1,180,510	1,168,806	1,160,680
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible assets	1,139,216	1,168,566	1,156,862	1,148,736

Tangible common equity ratio	7.36%	7.27%	7.37%	7.49%

Total shares outstanding	18,033,401	18,044,692	17,767,313	17,619,303

Tangible book value per share	$4.65	$4.71	$4.80	$4.88